Edgewater Foods International, Inc.

AMENDED AND RESTATED

BY-LAWS

ARTICLE I

OFFICES

         Section 1. The principal office shall be located at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878.

         Section 2. The corporation  may also have offices at such other places within or without the State of Nevada as the Board of Directors may from time to time determine, or as the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

         Section 1.  Meetings of the shareholders shall be held at such place within or without the State of Nevada as shall be specified in the notice of the meeting or in a waiver thereof.

         Section 2. An annual meeting of the shareholders, commencing in the year 2001, shall be held as soon as practicable after the fiscal year end. At such meeting, a board of directors shall be elected by a plurality of the votes cast at the election, and may transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders may be called:  (1) by the  Chairman  of the  Board  of  Directors,  the  President,  or the  Board  of Directors; or (2) by the holders of at least twenty percent (20%) of the shares entitled to vote at the proposed special meeting.  The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.  In addition, a majority of the shareholders may act without notice at a meeting.

         Section 4. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either  personally or by mail, by or at the direction of the President,  the Secretary, or the officer or person calling the meeting, to each shareholder at his address as it appeared on the stock transfer books of the corporation with postage thereon prepaid.

         Section 5. Any notice  required to be given to any  shareholder,  under any  provision of the  Corporation  Law of the State of Nevada,  the Articles of Incorporation,  or these  Bylaws,  need not be given to the  shareholder  if (1) notice of two  consecutive  annual  meetings  and all notices of  meetings  held during the period between those annual  meetings,  if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of  distributions or interest on securities during a 12-month period have been mailed to that person, addressed  at his address as shown on the records of the  corporation,  and have been returned undeliverable.  Any action or meeting  taken or held  without  notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action  taken by the  corporation  is  reflected  in any articles or document filed with the Secretary of State,  those articles or that document may state that notice was duly given to all  persons to whom notice was  required to be given.  If such a person delivers to the corporation a written notice setting forth his then current  address,  the  requirement  that notice be given to that person shall be reinstated.

         Section 6. Only  business  within the purpose or purposes  described in the notice of any  special  meeting of  shareholders  may be  conducted  at such special meeting.

         Section 7. The  holders of a majority  of the shares  entitled to vote, represented  in person or by proxy,  shall  constitute  a quorum at  meetings of shareholders except as otherwise provided in the Articles of Incorporation.  If, however,  a quorum  shall not be present or  represented  at any  meeting of the shareholders, the shareholders present in person, or represented by proxy, shall have power to adjourn the meeting from time to time,  without  notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned  meeting at which a quorum shall be present or  represented, any business may be transacted which may have been transacted at the meeting as originally notified.

         Section 8. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law or by the Articles of Incorporation.

         Section 9. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to  such  meeting,  shall  be  kept on  file  at the  registered  office  of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine  such  list  or  transfer  books  or to  vote  at any  such  meeting  of shareholders.

         Section 11. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

         Section 1. (a) The number of directors of the corporation  shall be not less than one (1) nor more than nine (9). The directors  shall be elected at the annual meeting of shareholders, except as provided in Sections 2, 3, 4, or 5 of this Article III, and each  director  elected shall hold office until his successor is elected and qualified.  Directors need not be residents of the State of Nevada or shareholders of the corporation.

                  (b) Any director may be removed with cause by the  affirmative vote of the holders of a majority of the shares represented at any shareholders' meeting at which a quorum is present;  provided,  that the  proposed  removal is stated in the notice of the meeting.

                  (c)  This  Section  1 may  not  be  amended  in  absence  of a unanimous vote of the Board of Directors.

         Section 2. Any vacancy  occurring  in the Board of  Directors  shall be filled in accordance  with Section 5 of this Article III or may be filled by the affirmative  vote of a majority of the  remaining  directors  though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 3. A directorship  to be filled by reason of an increase in the number of directors may be filled in  accordance  with Section 5 of this Article III or may be filled by the Board of Directors  for a term of office  continuing only until the next election of one (1) or more  directors by the  shareholders; provided,  that the  Board of  Directors  may not  fill  more  than two (2) such directorships  during the period between any two (2) successive  annual meetings of the shareholders.

         Section 4. Notwithstanding Sections 2 and 3 above, whenever the holders of any class or series of shares are entitled to elect one or more  directors by the  provisions  of  the  Articles  of  Incorporation,  any  vacancies  in  such directorships and any newly created  directorships of such class or series to be filled by reason of an increase in the number of such directors  shall be filled in accordance with the provisions of the Nevada Business Corporation Act.

         Section  5. Any  vacancy  occurring  in the Board of  Directors  or any directorship  to be filled by reason of an increase  in the number of  directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

         Section 6. The business and affairs of the corporation shall be managed by its Board of Directors  which may exercise all such powers of the corporation and do all such lawful  acts and things as are not by law or by the  Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 7. Meetings of the Board of Directors,  regular or special, may be held either within or without the State of Nevada.

         Section 8. The first  meeting of each newly  elected Board of Directors shall  be held at such  time  and  place  as  shall  be fixed by the vote of the shareholders  at the  annual  meeting,  and no notice of such  meeting  shall be necessary to the newly  elected  directors in order  legally to  constitute  the meeting, providing a quorum shall be present. In the event of the failure of the shareholders  to fix the time and  place of such a first  meeting  of the  newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall  be  specified  in a notice given as  hereinafter  provided  for special  meetings  of the  Board of  Directors,  or as shall be  specified  in a written waiver signed by all of the directors.

         Section  9.  Regular  meetings  of the Board of  Directors  may be held without  notice  at such  time and at such  place as shall  from time to time be determined by the Board.

         Section 10. Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the Chairman of the Board of Directors or the President and shall be held at such place, on such date and such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing, telefaxing or emailing the same not less than 18 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Neither the  business  to be transacted  at, nor the purpose of, any regular or special  meeting of the Board of  Directors  need be  specified  in the  notice  or  waiver  of notice of such meeting.

         Section 11. A majority of the directors  shall  constitute a quorum for the  transaction  of  business,  and the act of the  majority  of the  directors present  at the  meeting  at which a quorum is  present  shall be the act of the Board of  Directors,  unless a greater  number is  required  by the  Articles of Incorporation or elsewhere in these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time,  without  notice other than  announcement  at the meeting, until a quorum shall be present.

         Section 12. The Board of Directors, by resolution adopted by a majority of the whole  Board,  may  designate  one or more  directors  to  constitute  an executive  committee  and one or more other  committees,  each of which,  to the extent  provided  in such  resolution,  shall have and may  exercise  all of the authority  of  the  Board  of  Directors  in the  business  and  affairs  of the corporation  except as otherwise provided by law. Vacancies in the membership of any such  committee  shall be filled by the Board of  Directors  at a regular or special  meeting of the Board of Directors.  The  committees  shall keep regular minutes of their proceedings and report the same to the Board when required. The designation of such committee and the delegation  thereto of authority shall not operate  to  relieve  the Board of  Directors,  or any  member  thereof,  of any responsibility imposed upon it or him by law.

         Section 13. Any action  required or  permitted to be taken at a meeting of the Board of Directors or any  committee  may be taken without a meeting if a consent in  writing,  setting  forth the  action so taken,  is signed by all the members of the Board of Directors or committee, as the case may be.

ARTICLE IV

NOTICES

         Section 1. Notices to directors and  shareholders  shall be in writing, shall  specify  the  time and  place  of the  meeting,  and  shall be  delivered personally  or  mailed  to the  directors  or  shareholders  at their  addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when same shall be  mailed.  Notice to  directors  may also be given by telegram.

         Section  2.  Whenever  any  notice  is  required  to be  given  to  any shareholder  or director  under the provisions of any laws or of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons  entitled  to such  notice,  whether  before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 3.  Attendance  of a director at a meeting  shall  constitute a waiver of notice of such a meeting,  except  where a director  attends a meeting for the express  purpose of objecting to the  transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

         Section 1. The officers of the corporation shall consist of a President and a Secretary, and may include one or more Vice Presidents, a Treasurer, and a Chairman of the Board,  each of whom shall be elected by the Board of Directors.  Any two or more offices may be held by the same person.

         Section  2. The Board of  Directors,  at its first  meeting  after each annual meeting of shareholders, shall choose a President and a Secretary and may choose  one or more  Vice  Presidents  and a  Treasurer,  none of whom need be a member of the Board, and may appoint one of their number Chairman of the Board.

         Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         Section 4. The salaries of all  officers and agents of the  corporation shall be fixed by the Board of Directors.

         Section 5. The  officers of the  corporation  shall hold  office  until their  successors are chosen and qualify.  Any officer or agent or member of the executive  committee  elected  or  appointed  by the Board of  Directors  may be removed by the Board of Directors  whenever in its judgement the best  interests of the  corporation  will be served  thereby,  but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any vacancy occurring in any office of the corporation by death,  resignation,  removal,  or otherwise shall be filled by the Board of Directors.

                       Chairman of the Board and President

         Section 6. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation.  In the absence of a contrary designation,  the  President  shall be the chief  executive  officer.  The chief executive  officer  shall  preside at all meetings of the  shareholders  and the Board of  Directors,  and shall  have such  other  powers  and duties as usually pertain to such office or as may be  delegated  by the Board of  Directors.  The President  shall have such powers and duties as usually  pertain to such office, except as the same may be  modified by the Board of  Directors.  If the Board of Directors  shall not have appointed a Treasurer,  then all the duties and powers set  forth in  Sections  11  through  14 of this  Article V to be  performed  or exercised by such an officer  shall be performed or exercised by the  President.  Unless  the  Board of  Directors  shall  otherwise  delegate  such  duties,  the President  shall have  general and active  management  of the  business  of the corporation,  and  shall see that all  orders  and  resolutions  of the Board of Directors are carried into effect.

         Section 7. The President  shall  execute  bonds,  mortgages,  and other contracts  requiring a seal,  under the seal of the  corporation,  except  where required or  permitted by law to be otherwise  signed and  executed,  and except where the signing and  execution  thereof  shall be  expressly  delegated by the Board of Directors to some other officer or agent of the corporation.

                                 Vice President

         Section 8. The Vice  Presidents,  if any such officers  shall have been appointed,  in the order of their seniority,  unless otherwise determined by the Board of  Directors,  shall,  in the  absence or  disability  of the  President, perform the duties and exercise the powers of the President.  They shall perform such other  duties and have such other  powers as the Board of  Directors  shall prescribe.

                                    Secretary

         Section 9. The  Secretary  shall  attend all  meetings  of the Board of Directors and all meetings of the  shareholders,  and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that  purpose.  He shall  give,  or cause to be  given,  notice  of all meetings of the shareholders and special meetings of the Board of Directors, and shall  perform such other duties as may be  prescribed by the Board of Directors or the  President,  under whose  supervision  he shall be. He shall keep in safe custody  the seal of the  corporation,  and,  when  authorized  by the  Board of Directors,  affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his  signature  or the  signature of the  Treasurer,  an Assistant Secretary, or an Assistant Treasurer.

         Section 10. The Assistant Secretaries,  if any such officers shall have been appointed, in the order of their seniority,  unless otherwise determined by the Board of Directors,  shall,  in the absence or disability or the  Secretary, perform the duties and exercise the power of the  Secretary.  They shall perform such other duties and have such other powers as the Board of Directors  may from time to time prescribe.

                                    Treasurer

         Section  11.  The  Treasurer,  if  such  an  officer  shall  have  been appointed,  shall have the custody of the corporate  funds and  securities,  and shall keep full and  accurate  accounts of receipts and  disbursements  in books belonging to the  corporation  and shall  deposit all moneys and other  valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The Treasurer  shall disburse the funds of the  corporation as may be ordered by the Board of  Directors,  taking  proper  vouchers for such disbursements,  and shall render to the  President and the Board of Directors at its regular meetings,  or when the Board of Directors so requires, an account of all  his  transactions  as  Treasurer,  and of the  financial  condition  of the corporation.

         Section 13. If required by the Board of Directors,  the Treasurer shall give the  corporation  a bond in such sum and with such  surety or  sureties  as shall be satisfactory to the Board of Directors for the faithful  performance of the duties of his office and for the restoration to the corporation,  in case of his death,  resignation,  retirement,  or  removal  from  office,  of all books, papers,  vouchers,  money, and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The Assistant  Treasurers,  if any such officers shall have been appointed, in the order of their seniority,  unless otherwise determined by the Board of Directors,  shall,  in the absence or disability of the  Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the Board of Directors  may from time to time prescribe.

ARTICLE VI

CERTIFICATE FOR SHARES

         Section 1. The corporation shall deliver certificates  representing all shares to which shareholders are entitled; and such certificates shall be signed by the President and a Vice President,  the Secretary, or an Assistant Secretary of the  corporation,  and may be sealed  with the seal of the  corporation  or a facsimile  thereof.  No  certificate  shall be issued  for any  share  until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the  corporation  is organized  under the laws of the State of Nevada,  the name of the person to whom issued,  the number and class and the  designation  of the series,  if any,  which such  certificate represents, and the par value of each share represented by such certificate or a statement that shares are without par value.

         Section 2. The  signature of the President  and a Vice  President,  the Secretary, or an Assistant Secretary, as the case may be, upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile  signature has been  placed  upon such  certificate  shall have  ceased to be such  officer before such certificate is issued,  it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

         Section  3. The Board of  Directors  may  direct a new  certificate  or certificates   to  be  issued  in  place  of  any  certificate  or  certificates theretofore  issued by the  corporation  alleged to have been lost or destroyed, upon  the  making  of an  affidavit  of the  fact  by the  person  claiming  the certificate of stock to be lost or destroyed.  When  authorizing such issue of a new certificate or  certificates,  the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof,  require the owner of such lost or destroyed certificate or certificates,  or his legal representative,  to advertise  the  same in such  manner  as it  shall  require  and/or  to give the corporation  a bond in such sum as it may direct as indemnity  against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Upon surrender to the corporation,  or the transfer agent of the  corporation,  of a certificate  for shares duly endorsed or  accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the  corporation to issue a new  certificate to the person  entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. For the  purpose of  determining  shareholders  entitled  to notice of or to vote at any meeting of shareholders or any adjournment  thereof, or  entitled  to  receive  a  distribution  by  the  corporation  (other  than a distribution involving a purchase or redemption by the corporation of any of its own  shares)  or a  share  dividend,  or in  order  to make a  determination of shareholders  for any other proper  purpose,  the Board of Directors may provide that the stock  transfer  books  shall be closed for a stated  period but not to exceed,  in any case,  sixty (60) days.  If the stock  transfer  books  shall be closed for the purpose of determining  shareholders  entitled to notice of or to vote at a meeting of  shareholders,  such books shall be closed for at least ten (10) days  immediately  preceding  such  meeting.  In lieu of closing  the stock transfer  books,  the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days,  and, in the case of a meeting of  shareholders,  not less  than ten (10)  days,  prior to the  date on which  the  particular  action requiring  such  determination  of  shareholders  is to be  taken.  If the stock transfer books are not closed and no record date is fixed for the  determination of shareholders  entitled to notice of or to vote at a meeting of  shareholders, or  shareholders  entitled to receive a distribution  (other than a distribution involving a purchase or redemption by the  corporation of any of its own shares) or a share  dividend,  the date on which  notice of the meeting is mailed or the date  on  which  the  resolution  of  the  Board  of  Directors  declaring  such distribution  or share  dividend  is adopted,  as the case may be,  shall be the record date for such  determination  of  shareholders.  When a determination  of shareholders  entitled to vote at any meeting of  shareholders  has been made as provided in this Section, such determination shall apply to any adjournment thereof,  except where the  determination  has been made  through the  closing of stock  transfer books and the stated period of closing has expired.

         Section 6.  Distributions of cash or property  (tangible or intangible) made or payable by the  corporation,  whether in  liquidation  or from earnings, profits,  assets, or capital,  including all distributions that were payable but not paid to the  registered  owner of the  shares,  his  heirs,  successors,  or assigns but that are now being held in suspense by the  corporation or that were paid or  delivered  by it into an escrow  account or to a trustee or  custodian, shall be payable by the corporation,  escrow agent, trustee, or custodian to the person  registered as owner of the shares in the  corporation's  stock  transfer books as of the record  date  determined  for that  distribution  as provided in Section 5 of this Article VI, his heirs,  successors,  or assigns. The person in whose name the shares are or were  registered in the stock transfer books of the corporation  as of the record date shall be deemed to be the owner of the shares registered  in his name at that time.  Neither  the  corporation  nor any of its officers,  directors,  or agents shall be under any  liability for making such a distribution  to a person in whose  name  shares  were  registered  in the stock transfer books as of the record date or to the heirs, successors,  or assigns of the person, even though the person, or his heirs,  successors,  or assigns,  may not possess a certificate for shares.

         Section 7. The corporation shall be entitled to recognize the exclusive rights of a person  registered  on its  books as the owner of shares to  receive distributions  or share  dividends,  and to vote as such owner, and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof,  except as otherwise  provided by the laws of the State of

Nevada or these Bylaws.

         Section 8. When shares are  registered on the books of the  corporation in the  names  of two or  more  persons  as  joint  owners  with  the  right  of survivorship,  after the death of a joint  owner  and  before  the time that the corporation receives actual written notice that parties other than the surviving joint  owner or owners  claim an  interest  in the  shares or any  distributions thereon,  the  corporation  may  record on its books and  otherwise  effect  the transfer of those shares to any person,  firm, or  corporation  (including  that surviving joint owner individually) and pay any distributions made in respect of those shares,  in each case as if the  surviving  joint owner or owners were the absolute  owner(s) of the shares.  The corporation by permitting such a transfer by and making any  distribution to such a surviving joint owner or owners before the receipt of written  notice from other parties  claiming an interest in those shares or  distributions  is  discharged  from all liability for the transfer or payment so made; provided,  however,  that the discharge of the corporation from liability and the transfer of full legal and equitable title of the shares in no way  affects,  reduces,  or limits any cause of action  existing in favor of any owner of an  interest in those  shares or  distributions  against the  surviving owner or owners.

ARTICLE VII

GENERAL PROVISIONS

         Section 1. The Board of Directors may authorize and the corporation may (1) make  distributions or (2) pay share dividends,  subject to any restrictions in its Articles of Incorporation  and to the limitations set forth in the Nevada Revised Statutes.

         Section 2. The Board of Directors may by resolution create a reserve or reserves  out of its surplus or designate or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

         Section 3. The Board of Directors  must,  when requested by the holders of at  least  twenty  five  percent  (25%)  of  the  outstanding  shares  of the corporation,  present written reports of the situation and amount of business of the corporation.

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such  officer or officers or such other  person or persons as the Board of Directors may from time to time designate.

         Section  5.  The  fiscal  year of the  corporation  shall  be  fixed by resolution of the Board of Directors.

         Section 6. The corporate seal shall have inscribed  thereon the name of the corporation and may be in such form as the Board of Directors may determine, and may be used by causing it or a facsimile  thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The corporation shall indemnify  directors,  officers,  employees,  and agents of the corporation to the extent required by the Nevada Revised  Statutes and shall  indemnify  such  individuals  to the extent  permitted  by the Nevada Revised Statutes. The corporation may purchase and maintain liability insurance, or make other  arrangements  for such  obligations  or otherwise,  to the extent permitted by the Nevada Revised Statutes.

ARTICLE IX

AMENDMENTS

         The  Board  of  Directors  may  amend  or  Repeal  the  Bylaws  of  the corporation or adopt new Bylaws,  unless:  (1) the Articles of  Incorporation or the Nevada Revised Statutes  reserves the power  exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular  bylaw expressly  provide that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend,  repeal,  or adopt the Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

* * *

            I  certify  that the  foregoing  is a true and  correct  copy of the Bylaws  of Edgewater Foods International, Inc. adopted  by the  Board of  Directors  of said corporation on the ___ day of March 2007.

                                             ___________________, Secretary